EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Sierra Wireless, Inc.

We consent to the use of our reports, each dated February 29, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such reports in the Registration Statements (No. 333-147872) on Form S-8 of Sierra Wireless, Inc.

“KPMG LLP”
Chartered Professional Accountants

Vancouver, Canada
March 1, 2016